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                                       ***TEXT OMITTED AND FILED SEPARATELY
                                           CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS.200.80(B)(4),
                                                 200.83 AND 240.24B-2
                                       =========================================

                            THIRD AMENDMENT AGREEMENT
                            -------------------------

         This Third Amendment Agreement ("Amendment No.3") effective as of the last date on the signature page hereof, by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively "Schering") amends and supplements that certain Collaboration and License Agreement among Corvas and Schering effective December 14, 1994, as amended by: the Letter of Understanding signed on December 17, 1996; the Letter of Agreement, dated December 15, 1998, extending the term of the Factor Xa Research Program; and the Amendment Agreement dated February 18, 1999, the Second Amendment Agreement dated June 29, 1999, and the Letter of Agreement dated September 8, 1999 (collectively, the "Agreement").

         The parties hereby agree to further amend the Agreement as follows:

         Except as expressly defined herein, all capitalized terms shall have the meanings set forth in the Agreement, as amended.

1. The term of the Factor Xa Research Program is hereby extended for an additional period of one (1) year to expire on December 14, 2000 (the "New Extension Period"). All references in the Agreement to the Extension shall include the New Extension Period.

2. Schering shall pay to Corvas three (3) million dollars ($3,000,000) in research funding during the New Extension Period provided for under this Amendment No. 3. The research funding shall be in four (4) equal quarterly payments, to be paid on or before January 14, 2000, April 14, 2000, July 14, 2000 and September 14, 2000.

3. Corvas shall provide staffing for the Factor Xa Research Program at a level of [...***...] FTEs [...***...] during the New Extension Period.

4. As soon as practicable after the effective date of this Amendment No. 3, Schering and Corvas shall amend Exhibit G of the Agreement to describe the responsibilities of the parties with respect to performance of the Factor Xa Research Program during the New Extension Period. The parties acknowledge and agree that Corvas' responsibilities during the New Extension Period shall include the performance, at Corvas' expense, of certain in vivo biological studies, limited to studies in dogs, using Program Thrombin Inhibitors and/or Program Factor Xa Inhibitors selected for such testing to assess oral bioavailability. Corvas shall have the right to use one or more subcontractors for the performance of such studies. Schering shall bear the responsibility of assessing the in vivo efficacy of Program Thrombin Inhibitors and/or Program Factor Xa Inhibitors in appropriate models at Schering's expense. To the extent that Schering requests Corvas to perform such in vivo efficacy testing on Schering's behalf, Schering shall reimburse Corvas for the costs of such testing based upon detailed invoices to be provided by Corvas.

*Confidential Treatment Requested


                                       1.

5. Schering shall have the right to further extend the term of the Factor Xa Research Program by providing written notice to Corvas to that effect on or before November 14, 2000. Upon receipt of such notice the parties shall meet in good faith to negotiate the duration, funding, and level of FTE support to be provided during such further extension.

6. Corvas shall promptly notify Schering in writing of any and all changes in the Corvas chemistry personnel assigned to the Factor Xa Research Program. Recognizing that the continuity of the chemistry effort is critical to the success of the program, in the event such changes will significantly affect the Corvas personnel responsible for directing or supporting the chemistry effort, Corvas shall designate suitable replacement(s) for such personnel, subject to Schering's approval, which shall not be unreasonably withheld. If the parties cannot agree upon the suitability of the replacement(s), Schering shall have the right to terminate the Factor Xa Inhibitor Research Program.

         Except as expressly amended and supplemented hereby, all other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed in duplicate by their duly authorized representatives.

CORVAS INTERNATIONAL, INC..               SCHERING CORPORATION


BY:   /s/ RANDALL E. WOODS                BY:  /s/ DAVID POORVIN
   ------------------------------            ------------------------

NAME:  Randall E. Woods                   NAME:  David Poorvin
     ----------------------------              ----------------------

TITLE:   President & CEO                  TITLE: Vice President
     ----------------------------              ----------------------

DATE:    December 7, 1999                 DATE:  December 7, 1999
     ----------------------------              ----------------------


                                          SCHERING-PLOUGH LTD.


                                          BY:    /s/ DAVID POORVIN
                                             ------------------------

                                          NAME:   David Poorvin
                                               ----------------------

                                          TITLE:  Vice President
                                               ----------------------

                                          DATE:   December 7, 1999
                                               ----------------------

                                       2.